UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): December 21, 2015

WSI Industries, Inc.

(Exact name of Registrant as Specified in its Charter)

Minnesota

(State Or Other Jurisdiction Of Incorporation)

000-00619	41-0691607
(Commission File Number)	(I.R.S. Employer Identification No.)

213 Chelsea Road Monticello, MN	55362
(Address Of Principal Executive Offices)	(Zip Code)

(763) 295-9202

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items under Sections 1, 3, 4, 6, and 7 are not applicable and therefore omitted.

Item 2.02 Results of Operations and Financial Condition.

WSI Industries, Inc. (the “Company”) issued a press release on December 21, 2015 disclosing material non-public information regarding its results of operations for the first quarter of fiscal year 2016. The Company hereby furnishes the press release, which is attached hereto as Exhibit 99.1.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held its 2016 Annual Meeting of Shareholders (the “Annual Meeting”) on December 21, 2015 at its offices at 213 Chelsea Road, Monticello, Minnesota, beginning at 1:00 p.m., local time. Of the 2,919,500 shares of the Company’s common stock outstanding and entitled to vote at the Annual Meeting, 2,604,413 shares were present either in person or by proxy. The final results of voting for each matter submitted to a vote of shareholders at the Annual Meeting are set forth below.

Proposal 1. To elect six directors to hold office until the next Annual Meeting of Shareholders or until their successors are elected and shall qualify.

Nominee	For	Withhold	Broker Non-Vote
Thomas C. Bender	919,819	266,510	1,418,084
James D. Hartman	919,408	266,921	1,418,084
Burton F. Myers II	913,026	273,303	1,418,084
Michael J. Pudil	1,076,305	110,024	1,418,084
Benjamin T. Rashleger	997,922	188,407	1,418,084
Jack R. Veach	918,937	267,392	1,418,084

The Company’s shareholders elected all nominees named in the proxy statement for the meeting to the Company’s board of directors, each to serve until the next annual meeting of shareholders or until their successors are elected and shall qualify.

Proposal 2. To ratify and approve the appointment of Schechter Dokken Kanter Andrews & Selcer Ltd. as independent public accountants for the fiscal year ending August 28, 2016.

For	Against	Abstain	Broker Non-Vote
2,339,378	11,060	253,975	-0-

The appointment of Schechter Dokken Kanter Andrews & Selcer Ltd. was ratified and approved.

Item 8.01 Other Events.

On December 21, 2015, the Company’s Board of Directors declared a dividend of $.04 per share payable January 20, 2016 to holders of record on January 6, 2016.

Item 9.01 Financial Statements And Exhibits.

Exhibit No.	Description

99.1	Press Release issued by WSI Industries, Inc. on December 21, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WSI INDUSTRIES, INC.

By:	/s/ Benjamin T. Rashleger
Benjamin T. Rashleger
Chief Executive Office & President

Date: December 22, 2015